EXHIBIT 23.1b

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Nevada Community Bancorp Limited
Las Vegas, Nevada

We hereby consent to the use in the proxy statement/prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated January 31, 2002, relating to the consolidated financial statements of Nevada Community Bancorp Limited which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.


/S/ BDO SEIDMAN, LLP


Los Angeles, California
December 18, 2002